Exhibit 2.2

10 May 2024

Aurelia UK Feederco Limited

EBAY INC.

eBay International Holding GmbH

eBay International Management B.V.

BCP Aurelia Luxco S.à r.l.

Aurelia Netherlands Topco B.V.

AURELIA BIDCO NORWAY AS

AURELIA BIDCO 1 NORWAY AS

FIRST AMENDMENT AGREEMENT

regarding the

TRANSACTION COMPLETION AGREEMENT

relating to Project Aurelia

THIS AGREEMENT (the Amendment Agreement) is dated 10 May 2024

PARTIES:

(1)	AURELIA UK FEEDERCO LIMITED incorporated under the laws of England and Wales (registered number 15245581), whose registered office is at 10th floor, 30 St Mary Axe, London, EC3A 8BF, United Kingdom (Equity Investor);
(2)	eBay Inc. incorporated under the laws of Delaware (I.R.S. Employer Identification No. 77-0430924), whose principal executive office is at 2025 Hamilton Avenue, San Jose, California 95215, United States (Erik);
(3)	EBAY INTERNATIONAL HOLDING GMBH, an indirectly wholly-owned subsidiary of Erik, incorporated under the laws of Switzerland (registered number CHE-262.723.657), whose registered office is at Helvetiastrasse 15-17, 3005 Bern, Switzerland (Erik GmbH);
(4)	eBay International Management B.V., an indirectly wholly-owned subsidiary of Erik, incorporated under the laws of the Netherlands (registered number 71993312), whose registered office is at Stadhouderskade 85, 1054 ES Amsterdam, the Netherlands (Erik BV);
(5)	BCP AURELIA LUXCO S.À R.L. incorporated under the laws of the Grand Duchy of Luxembourg (registered number B281366), whose registered office is at 2-4, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg (Bjoern);
(6)	AURELIA NETHERLANDS TOPCO B.V. incorporated under the laws of the Netherlands (registered number 91818427), whose registered office is at Amstelveenseweg 760, 1081JK Amsterdam, the Netherlands (the Company);
(7)	AURELIA BIDCO NORWAY AS incorporated under the laws of Norway (registered number 932 213 346), office is at c/o Wikborg Rein Advokatfirma AS, Dronning Mauds gate 11, 0250 Oslo, Norway (pending registration in the Norwegian Registry of Business Enterprises) (BidCo); and
(8)	AURELIA BIDCO 1 NORWAY AS incorporated under the laws of Norway (registered number 932 213 311), registered office is at c/o Wikborg Rein Advokatfirma AS, Dronning Mauds gate 11, 0250 Oslo, Norway (pending registration in the Norwegian Registry of Business Enterprises) (BidCo 1)

(the Equity Investor, Erik, Erik GmbH, Erik BV, Bjoern, the Company, BidCo as well as BidCo 1 each also, a Party and collectively, the Parties).

WHEREAS:

(A)	On 21 November 2023, the Parties, among other agreements, entered into a certain Transaction Completion Agreement in order to, among other things, set out the terms governing the transfers of the Erik Target Shares to the BidCo Group as well as certain other actions connected to the voluntary public takeover offer for all issued and outstanding class A shares (voting shares) in Adevinta ASA by BidCo (as amended from time to time, the Erik TCA and where reference is made in this Amendment Agreement to the term “original” Erik TCA, such reference shall designate the original version of the Erik TCA as executed on 21 November 2023).
(B)	The Parties wish to amend the original Erik TCA by this Amendment Agreement and agree as set out in the following.
2

IT IS AGREED:

1.	Definitions

Capitalised terms used or referenced in this Amendment Agreement shall have the meaning ascribed to them in this Amendment Agreement or, in the absence of a separate definition as contained herein, shall have the meaning as ascribed to them in the original Erik TCA.

2.	Certain Amendments

The Parties agree that the original Erik TCA shall be changed and amended as follows, subject to further changes from time to time to the extent agreed in writing between the Parties:

2.1	Clause 4.1 of the original Erik TCA shall be replaced in its entirety by the following new Clause 4.1:

Erik hereby commits to the Company, and only to the Company, to cause Erik GmbH to transfer, and Erik GmbH commits to transfer, at Completion 177,115,591 of the Erik Class A Target Shares (the Erik Rollover Target Shares) to the Company against issuance of new shares in the Company. As consideration for the transfer of the Erik Rollover Target Shares, the Company shall issue to Erik GmbH such number of Ordinary Shares that is equal in value to the Erik Rollover Target Shares valued at NOK 115 per Erik Rollover Target Share at the Signing Exchange Rate (such newly issued shares, the Erik Rollover Shares).

2.2	Clause 5.1 of the original Erik TCA shall be replaced in its entirety by the following new Clause 5.1:

Erik hereby commits to BidCo 1, and only to BidCo 1, to cause Erik BV, Erik GmbH and/or their respective applicable subsidiaries to sell and transfer, and each of Erik BV and Erik GmbH commits to sell and transfer (and/or cause its respective applicable subsidiaries to sell and transfer), at Completion 167,859,524 of the Erik Class A Target Shares and all of the Erik Class B Target Shares (jointly, the Erik Sale Target Shares) to BidCo 1 against a consideration in the amount of USD 2,431,150,493.58 (in words: two billion four hundred thirty-one million one hundred fifty thousand four hundred ninety-three dollars US Dollars and fifty-eight cents) (the Erik Cash Purchase Price). The Erik Cash Purchase Price shall be payable by BidCo 1 to Erik in cash at Completion in accordance with Clause 10.

2.3	Schedule 4 (Sample cap table calculation) of the Erik TCA shall be replaced by Schedule 4 (Sample cap table calculation) as attached to this Amendment Agreement.
3.	Further Agreements

The Parties hereby agree that any reference made to any of the Transaction Documents in the original Erik TCA shall refer to such Transaction Document as amended from time to time.

4.	Miscellaneous
4.1	Except as expressly set forth in this Amendment Agreement, all other provisions of the Erik TCA, as contained in the original Erik TCA, shall remain unaffected.
4.2	Clauses 13 through 27 of the original Erik TCA shall apply mutatis mutandis to this Amendment Agreement.

[schedules and signature pages follow]

3

Schedule 4
Sample cap table calculation

Equity Investor

Shareholder	Percentage
Peter I	20.9%
Peter II	28.4%
Bjoern	36.2%
Gunnar	9.4%
Torben	5.1%
Total	100%

Company (illustrative and subject to equity funding amount)

Shareholder	Percentage
Equity Investor	68%
Erik	18%
Sven	14%
Total	100%

Signature

[Signature pages to be added]

4

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

Aurelia UK Feederco Limited

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Director	Title: Director
5

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

eBay Inc.

Date: 10 May 2024

by:

/s/ Steve Priest
Name: Steve Priest
Title: SVP, Chief Financial Officer

eBay International Holding GmbH

Date: 10 May 2024

by:

/s/ Kenneth Ebanks
Name: Kenneth Ebanks
Title: President and Managing Officer

eBay International Management B.V.

Date: 10 May 2024

by:

/s/ Kenneth Ebanks	/s/ Mark Solomons
Name: Kenneth Ebanks	Name: Mark Solomons
Title: Director A	Title: Director B
6

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

BCP Aurelia Luxco S.à r.l.

Date: 10 May 2024

by:

/s/ John Sutherland
Name: John Sutherland
Title: Manager
7

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

Aurelia Netherlands Topco B.V.

Date: 10 May 2024

by:

/s/ Lionel Assant
Name: Lionel Assant
Title: Authorized representative
8

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

Aurelia Bidco Norway AS

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Chairman of the Board	Title: Board member
9

[Signature pages to the First Amendment Agreement regarding the Erik Transaction
Completion Agreement relating to Project Aurelia]

Aurelia Bidco 1 Norway AS

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Chairman of the Board	Title: Board member
10